Exhibit 4.2


This Security is a Registered Global Security and is registered in the name of The Depository Trust Company, a New York corporation ("DTC"), or a nominee thereof. This Security may not be exchanged in whole or in part for a Security in definitive registered form, and no transfer of this Security in whole or in part may be registered in the name of any Person other than DTC or its nominee, except in the limited circumstances described elsewhere herein.

Unless this Security is presented by an authorized representative of DTC to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. SPECIMEN                                                       $____________
                                                             CUSIP NO. 156700AA4
                                                           ISIN NO. US156700AA43
                                                        COMMON CODE NO. 11939694
                                CENTURYTEL, INC.
                     8.375% Senior Notes, Series H, Due 2010

         CenturyTel, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $__________ Dollars on October 15, 2010 (unless and to the extent earlier redeemed or repaid prior to such maturity date) and to pay interest on such principal sum from the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from October 19, 2000, semi-annually in arrears on April 15 and October 15 in each year, commencing on April 15, 2001, at the rate of 8.375% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be April 1 or October 1, as the case may be (whether or not a Business Day), immediately preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest which shall not be more than 15 or less than 10 days prior to the date of the proposed payment of such defaulted interest, notice of which shall be given to the registered holder or holders of this series of Security not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The principal of and the interest on this Security shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debt, at the office or agency of the Company maintained for that purpose in the City of Monroe and State of Louisiana, the Borough of Manhattan, the City and State of New York. Interest payable on any interest payment date will be paid to DTC, Euroclear and/or Clearstream Luxembourg, as the case may be, with respect to the portion of this Security held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Security to the accounts of the beneficial owners hereof.

         This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Security are continued on the following pages hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

         Dated:   October 19, 2000           CENTURYTEL, INC.

                                             By ______________________
                                                    Vice President

         Attest:__________________           By ______________________
                                                    Secretary


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the above-designated series therein referred to in the within-mentioned Indenture.

         Regions Bank, as Trustee, Authenticating Agent and Security Registrar

                            By _________________________
                                 Authorized Officer

                          Additional Terms of Security

         This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 31, 1994 duly executed and delivered between the Company and Regions Bank, an Alabama banking corporation organized and existing under the laws of the State of Alabama (as successor-in-interest to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as Trustee (herein referred to as the "Trustee") (such Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security is one of the series designated on the face hereof (herein called the "Series") initially issued in the aggregate principal amount of $500,000,000. Nothing herein shall limit the Company's rights to issue additional Securities of this Series.

         In case an Event of Default, as defined in the Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

         Payment of Additional Amounts. The Company will, subject to certain exceptions and limitations set forth below, pay such additional amounts to any beneficial owner of any Security of this Series who is a non-United States person (as defined below) as may be necessary in order that every net payment of principal of and interest on such Security and any other amounts payable on such Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security to be then due and payable. The Company will not, however, be required to make any such payment of additional amounts to any beneficial owner for or on account of:

(i) any such tax, assessment or other governmental charge that would not have been so imposed or withheld but for the existence of any present or former connection between such beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such beneficial owner, if such beneficial owner is an estate, a trust, a partnership, a corporation or similar entity) and the United States and its possessions, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

(ii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(iii) any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

(iv) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any Security of this Series;


(v) any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the beneficial owner of such Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vi) any tax, assessment or other governmental charge imposed or withheld by reason of such beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of the Company's stock entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Company through stock ownership;

(vii) to the extent applicable, any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(viii) any tax, assessment or governmental charge any paying agent must withhold from any payment of principal of or interest on any Security of this Series, if such payment can be made without such withholding by any other paying agent; or

(ix)     any combination of these factors.

         Such additional amounts shall also not be paid with respect to any payment on this Security to a non-United States person who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States, or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner, as the case may be, held its interest in the note directly.

         The Securities of this Series are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided herein, the Company is not required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

         As used herein, "United States" means the United States of America and its territories, its possessions and other areas subject to its jurisdiction; a "non-United States person" means a person (other than a partnership) that is not a United States person; and a "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation, created or organized under the laws of the United States or any State thereof or the District of Columbia; (iii) an estate whose income is subject to United States federal income tax without regard to its source or (iv) a trust the administration of which is subject to the primary jurisdiction of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions.

         Optional Redemption. The Company may redeem, at its option at any time, the Securities of this Series, as a whole or in part, upon not less than 30 nor more than 60 days notice by mail, at a redemption price equal to the greater of
(i) 100% of the principal amount of such Securities to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus 35 basis points for such Securities, together in all cases with accrued interest on the principal amount being redeemed to the redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date for the Securities: (a) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations obtained by the Trustee.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC, Salomon Smith Barney Inc., Chase Securities, Inc., J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer
(a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of this Security to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to this Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

         Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date interest will cease to accrue on this Security, or portions thereof called for redemption.

         Tax Redemption. The Company may redeem, at its option at any time, the Securities as a whole, upon the giving of a notice of redemption as described below, if (a) the Company determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after October 12, 2000, the Company has or will become obligated to pay additional amounts as described above or (b) a taxing authority of the United States takes an action on or after October 12, 2000 whether or not with respect to the Company or any of its affiliates that results in a substantial probability that the Company will or may be required to pay such additional amounts, in either case, with respect to such Securities for reasons outside the Company's control and after taking reasonable measures available to the Company to avoid such obligation. In either such instance, the Securities will be redeemed at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee:

(i) a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company's right to so redeem have occurred, and

(ii) an opinion of independent counsel satisfactory to the Trustee to the effect that the Company has or will become obligated or there is a substantial probability that the Company will or may be required to pay such additional amounts for the reasons described above;

provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay such additional amounts if a payment in respect of the Securities were then due.

         Notice of any redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice. Notices to holders of the Securities of this Series will be sent by mail to the registered holder or holders.

         Except as provided above, the Securities are not otherwise redeemable prior to maturity.

         Other Terms. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the holders of not less than a majority in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Monroe and State of Louisiana, or any other authorized office or agency of the Company established for this purpose, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Security the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         If DTC is at any time unwilling, unable or ineligible to continue as depositary of the Securities of this Series and a successor depositary is not appointed by the Company within 90 days, or if the Company at any time determines not to have the Securities of this Series represented by one or more registered global Securities, the Company will issue the Securities of this Series in definitive form in exchange for the registered global Securities.

         The Securities are issuable only in book-entry form. The Securities may be represented by one or more registered global Securities deposited with DTC and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered holder of a global Security, DTC, such depository or such nominee, as the case may be, will be considered to be the sole holder of the Security for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Security will not be entitled to have the Securities represented by such global Security registered in such owner's name, will not receive or be entitled to receive physical delivery of the Securities in certificated form and will not be considered the owner or holder thereof under the Indenture. Each person owning a beneficial interest in a global Security must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. If the Company requests any action of holders or if an owner of a beneficial interest in a global Security desires to take any action that a holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

         Initially, the Trustee will be the Security Registrar, the Transfer Agent and the Paying Agent for this Security, and Credit Agricole Indosuez Luxembourg will be the Luxembourg Listing Agent, Paying Agent and Transfer Agent. The Company reserves the rights at any time to remove any Listing Agent, Paying Agent, Transfer Agent or Security Registrar without notice, to appoint additional or other Listing Agents, other Paying Agents, other Transfer Agents and other Security Registrars without notice and to approve any change in the office through which any Listing Agent, Paying Agent, Transfer Agent or Security Registrar acts; provided, however, that as long as the Securities are listed on the Luxembourg Stock Exchange, the Company will maintain a Listing Agent, Paying Agent and Transfer Agent in Luxembourg, and any change in the Luxembourg Listing Agent, Paying Agent and Transfer Agent will be published in Luxembourg. None of the Company, the Trustee, any Listing Agent, Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a holder, with respect to this Security in global form or impair, as between such depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as holder of such global Security.

         The Company may cause CUSIP, ISIN or Common Code numbers to be printed on the Securities as a convenience to holders of Securities. No representation is made as to the accuracy of such numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed thereon.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Louisiana.